Exhibit 99.1

AEP Reports 2005 Second-Quarter Earnings

-	2005 second-quarter earnings: GAAP $0.58 per share, ongoing $0.61 per share

-	Key factors in performance: increased retail sales, higher margins on off-system sales, lower O&M expenses

-	Company reaffirms 2005 ongoing earnings guidance range of $2.30 to $2.50

          COLUMBUS, Ohio, July 29 /PRNewswire-FirstCall/ --

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Second quarter ended June 30			Six-months ended June 30

	2004	2005	Variance	2004	2005	Variance

Revenue ($ in billions)	3.4	2.8	(0.6)	6.8	5.8	(1.0)
Earnings ($ in millions):
GAAP	100	221	121	382	576	194
Ongoing	150	234	84	439	578	139
EPS ($):
GAAP	0.25	0.58	0.33	0.96	1.48	0.52
Ongoing	0.38	0.61	0.23	1.11	1.49	0.38

          EPS based on 396mm shares Q2 2004, 384mm in Q2 2005, 396mm in 6 mo. 2004 and 389mm in 6 mo. 2005

          American Electric Power (NYSE: AEP) today reported 2005 second-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $221 million, or $0.58 per share, compared with $100 million, or $0.25 per share, for the second quarter of 2004.

          Ongoing earnings (earnings excluding special items) for the second quarter of 2005 were $234 million, or $0.61 per share, compared with $150 million, or $0.38 per share, for second-quarter 2004.

          AEP’s increase in second-quarter GAAP and ongoing earnings, when compared to the same period last year, primarily reflects increased retail sales in the 2005 period by AEP’s utilities, higher margins on off-system sales and lower operations and maintenance expenses.

          AEP’s 2005 second-quarter GAAP earnings were lower than ongoing earnings by $13 million, or $0.03 per share. Excluded from ongoing earnings were severance expenses resulting from a company-wide budgeting and staffing review, which began earlier this year. A full reconciliation of GAAP earnings to ongoing earnings is included in tables at the end of this news release.

          “We continue to see growth in load and growth in our number of customers,” said Michael G. Morris, AEP’s chairman, president and chief executive officer. “This growth indicates continued, steady economic improvement in the communities we serve, which we view as positive news for our core utility business.

          “Wholesale markets are an important part of our strategy,” Morris said, “and our continued success in wholesale markets, evidenced by the improved margins for off-system sales in the quarter, is important for a number of reasons. Selling excess power from our plants into the wholesale marketplace improves our profitability, which pleases our shareholders.  It also enables us to keep costs to our regulated customers low, which pleases our customers and our state regulators.”

EARNINGS GUIDANCE

          AEP reaffirmed its previous ongoing earnings guidance range for 2005 of between $2.30 and $2.50 per share.

          “Our earnings have been very strong this year, in part because of the performance of our utility operations and our strategic decision to divest assets that did not align with our core utility business,” Morris said.  “But we feel it is prudent for us to be conservative on guidance at this time.

          “The third quarter, which includes summer air-conditioning load, is always important to our earnings,” Morris said. “Mild weather in the third quarter can quickly offset the year-to-date improvements.  We also see the potential for continued pressure on fuel prices because of transportation issues for western coal. Lower O&M expenses helped our earnings in the first six months, but we know a portion of the variance is from timing differences in plant and distribution maintenance projects now planned for later in the year.”

          In providing ongoing earnings guidance, there could be differences between 2005 ongoing earnings and 2005 GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for 2005 earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT
$ in millions except EPS

	Q2 04	Q2 05	Variance	6 mo. 04	6 mo. 05	Variance

Utility Operations	184	262	78	488	605	117
Ongoing EPS	0.46	0.68	0.22	1.23	1.56	0.33
Investments	(9)	(2)	7	(15)	13	28
Ongoing EPS	(0.02)	0.00	0.02	(0.04)	0.03	0.07
Parent Company	(25)	(26)	(1)	(34)	(40)	(6)
Ongoing EPS	(0.06)	(0.07)	(0.01)	(0.08)	(0.10)	(0.02)
Ongoing Earnings	150	234	84	439	578	139
Ongoing EPS	0.38	0.61	0.23	1.11	1.49	0.38

          EPS based on 396mm shares Q2 2004, 384mm in Q2 2005, 396mm in 6 mo. 2004 and 389mm in 6 mo. 2005

          Ongoing earnings from Utility Operations for the second quarter increased by $78 million from the same quarter in 2004, primarily because of higher retail sales attributed to customer growth and increased usage in the residential and commercial classes.  Warmer weather in the latter part of the second quarter, when compared to the prior period, increased electricity demand.  Higher margins on off-system sales, lower O&M expenses and the favorable impact of accrued carrying costs for the Ohio and Texas utilities also contributed to the favorable period-to-period variance.

          Investments, which includes AEP’s gas segment and other investments, benefited from stronger freight rates for MEMCO barge operations and AEP’s strategic divestiture of investment assets.

          The increase in the Parent Company loss from the prior period is primarily because of lower interest income from Investments, reflecting the strategic divestiture of assets included in Investments and the associated reduction in parent company loans to those operations.

ONGOING RESULTS FROM UTILITY OPERATIONS
$ in millions except EPS

	Q2 04	Q2 05	Variance	6 mo. 04	6 mo. 05	Variance

Regulated Integrated Utilities	750	706	(44)	1,500	1,412	(88)
Ohio Companies	469	511	42	981	1,000	19
Texas Wires	106	113	7	206	214	8
Texas Supply/REP	84	48	(36)	183	127	(56)
Off-System Sales	112	150	38	281	315	34
Other Wholesale Transactions	9	5	(4)	13	8	(5)
Transmission Revenue - 3rd Party	119	98	(21)	243	192	(51)
Other Operating Revenue	76	81	5	141	153	12
Total Gross Margin	1,725	1,712	(13)	3,548	3,421	(127)
Operations & Maintenance	(818)	(750)	68	(1,524)	(1,435)	89
Depreciation & Amortization	(308)	(317)	(9)	(618)	(635)	(17)
Taxes Other Than Income Taxes	(176)	(170)	6	(358)	(356)	2
Interest Expense & Preferred Dividend	(161)	(156)	5	(326)	(300)	26
Other Income & Deductions	16	56	40	25	189	164
Income Taxes	(94)	(113)	(19)	(259)	(279)	(20)
Total Utility Operations	184	262	78	488	605	117
Ongoing EPS	0.46	0.68	0.22	1.23	1.56	0.33

          EPS based on 396mm shares Q2 2004, 384mm in Q2 2005, 396mm in 6 mo. 2004 and 389mm in 6 mo. 2005

          AEP’s Regulated Integrated Utilities, Ohio Companies and Texas Wires benefited from the growth in the number of retail customers and in load in the second quarter, as well as from warmer weather.  Cooling degree-days in the second quarter were 3 percent higher than normal in AEP’s eastern service territory and 6 percent higher in the west. Compared to the same period last year, cooling degree-days were 8 percent lower in the east and 3 percent higher in the west. The increase in gross margin from these positive developments was partially offset by fuel costs that increased by $44 million in the quarter when compared to the same period in 2004.

          “There’s some good news behind a portion of the increased fuel costs,” Morris said.  “Our electricity sales to retail customers and into the wholesale market are greater than we had projected, which requires more fuel for generation than we have available under long-term contract. We are purchasing additional fuel, usually at higher spot-market prices, to supplement what we are receiving under contract, but these additional costs are more than offset by additional revenues.

          “We also have some existing fuel-supply contracts where we pay a higher price if a lower-sulfur coal is delivered,” Morris said.  “This decreases our use of emissions credits for sulfur dioxide, offsetting the higher price for the coal.

          “But our fuel prices are higher than we had projected, even after removing the various offsetting factors,” Morris said.  “Part of this can be attributed to transportation disruptions caused by river conditions earlier this year and to the more recent rail transportation issues.  We are closely monitoring our fuel prices and will adjust our projections as necessary.”

          The $36 million decrease in Texas Supply gross margin is primarily attributed to the July 2004 divestiture of AEP’s Texas Central Co. generation assets and the May 2005 sale of AEP’s share of the South Texas Project nuclear plant to comply with Texas stranded cost recovery regulations. Because of the divestitures, AEP’s Texas generating capacity was reduced by 4,443 megawatts when compared with the same period in 2004.

          Higher prices increased the gross margin from Off-System Sales by $38 million in the second quarter of 2005 when compared to the prior period.

          Transmission Revenue decreased $21 million in the quarter from the same period last year because of the loss of through-and-out rates as a result of a change in Federal Energy Regulatory Commission (FERC) tariffs in fourth- quarter 2004.  Higher transmission revenue in the East Central Area Reliability (ECAR) region because of the addition of Seams Elimination Charge Adjustment (SECA) rates partially offset the change in FERC tariffs.

          Operations and Maintenance expenses for the quarter were $68 million less than for the same period in 2004, primarily because of the timing of maintenance projects, a decrease in storm damage, reduced outage maintenance and the divestiture of the Texas plants. Reduced labor and outside services expenses, partially because of the company’s continued efforts to control spending, also contributed to the improvement in O&M.

          AEP’s refinancing of higher coupon debt during 2004 and lower outstanding balances than in the prior period led to a reduction of Interest Expense in second-quarter 2005.  The lower Interest Expense and lower Taxes Other Than Income Taxes were somewhat offset by higher Depreciation and Amortization.

          The increase in Other Income & Deductions includes the accrual of carrying costs for the Ohio Companies’ environmental investments and regional transmission organization expenses incurred in 2004 and 2005, and the accrual of carrying costs on AEP’s stranded costs in Texas.

WEBCAST

          American Electric Power’s quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts .  The webcast will include audio of the conference call as well as visuals of charts and graphics referred to by AEP management during the call.  The charts and graphics are also available for download at http://www.aep.com/go/webcasts .

          The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast.

          Minimum requirements to listen to broadcast:  The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

          American Electric Power owns more than 36,000 megawatts of generating capacity in the United States and is the nation’s largest electricity generator.  AEP is also one of the largest electric utilities in the United States, with more than 5 million customers linked to AEP’s 11-state electricity transmission and distribution grid.  The company is based in Columbus, Ohio.

          AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission.  AEP’s management believes that the company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company’s performance.  AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results.  The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

          This report made by AEP and certain of its subsidiaries contains forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Although AEP and each of its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; the ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance);resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp.); AEP’s ability to constrain its operation and maintenance costs; AEP’s ability to sell assets at acceptable prices and on other acceptable terms, including rights to share in earnings derived from the assets subsequent to their sale; the economic climate and growth in AEP’s service territory and changes in market demand and demographic patterns; inflationary trends; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness and number of participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP’s ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including membership and integration into regional transmission structures; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP’s pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 2nd Quarter 2005 Actual vs 2nd Quarter 2004 Actual

		2004 Actual		2005 Actual

		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	Regulated Integrated Utilities	750		706
2	Ohio Cos.	469		511
3	Texas Wires	106		113
4	Texas Supply / REP	84		48
5	Off-System Sales	112		150
6	Other Wholesale Transactions	9		5
7	Transmission Revenue - 3rd Party	119		98
8	Other Operating Revenue	76		81
9	Total Gross Margin	1,725		1,712
10	Operations & Maintenance	(818)		(750)
11	Depreciation & Amortization	(308)		(317)
12	Taxes Other than Income Taxes	(176)		(170)
13	Interest Exp & Preferred Dividend	(161)		(156)
14	Other Income & Deductions	16		56
15	Income Taxes	(94)		(113)
16	Net Earnings Utility Operations	184	0.46	262	0.68
	INVESTMENTS:
17	AEPES	(3)		(1)
18	Other	(6)		(1)
19	Total Investments	(9)	(0.02)	(2)	(0.00)
20	Parent Company	(25)	(0.06)	(26)	(0.07)
21	ON-GOING EARNINGS	150	0.38	234	0.61

Note:  For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power
Financial Results for 2nd Quarter 2005 Actual
Reconciliation of On-going and Reported Earnings

	2005 Actual

	Utility	Invest.	Parent	Total	EPS

	($ millions)
On-going Earnings	262	(2)	(26)	234	0.61
Dispositions:
CSW Intl - tax reserve adjustment	—	3	—	3	0.01
Severance	(15)	(1)	—	(16)	(0.04)
Total Special Items	(15)	2	—	(13)	(0.03)
Reported Earnings	247	—	(26)	221	0.58

Financial Results for 2nd Quarter 2004 Actual
Reconciliation of On-going and Reported Earnings

	2004 Actual

	Utility	Invest.	Parent	Total	EPS

	($ millions)
On-going Earnings	184	(9)	(25)	150	0.38
Discontinued Operations:
UK Discontinued Operations	—	(52)	—	(52)	(0.13)
LIG Discontinued Operations	—	2	—	2	—
Total Special Items	—	(50)	—	(50)	(0.13)
Reported Earnings	184	(59)	(25)	100	0.25

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

		3 Months Ended June 30,

		2004	2005	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential		9,740	9,956	2.2%
Commercial		9,390	9,573	1.9%
Industrial		12,902	13,480	4.5%
Miscellaneous		806	639	-20.7%
Total Domestic Retail (Exclds AEP C&I, ME SWEPCo, & Tx POLR) (a)		32,838	33,648	2.5%
AEP C&I, Mutual Energy SWEPCo, & Tx POLR		298	161	-46.0%
Total Domestic Retail		33,136	33,809	2.0%
Wholesale - Domestic Electric (in millions of kWh): (b)		13,644	12,138	-11.0%
Texas Wires Delivery (in millions of kWh):		6,250	6,736	7.8%
EAST REGION WEATHER SUMMARY (in degree days):
Actual	- Heating (c)	168	165	-1.8%
	- Cooling (d)	313	287	-8.3%
Normal	- Heating (c)		176	-6.3%*
	- Cooling (d)		278	3.2%*
PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual	- Heating (c)	30	26	-13.3%
	- Cooling (d)	659	681	3.3%
Normal	- Heating (c)		33	-21.2%*
	- Cooling (d)		645	5.6%*

*	2005 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. The AEP C&I load has been segregated to clarify the year-to-year comparison. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees

American Electric Power
Financial Results for YTD June 2005 Actual vs YTD June 2004 Actual

		2004 Actual		2005 Actual

		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	Regulated Integrated Utilities	1,500		1,412
2	Ohio Cos.	981		1,000
3	Texas Wires	206		214
4	Texas Supply / REP	183		127
5	Off-System Sales	281		315
6	Other Wholesale Transactions	13		8
7	Transmission Revenue - 3rd Party	243		192
8	Other Operating Revenue	141		153
9	Total Gross Margin	3,548		3,421
10	Operations & Maintenance	(1,524)		(1,435)
11	Depreciation & Amortization	(618)		(635)
12	Taxes Other than Income Taxes	(358)		(356)
13	Interest Exp & Preferred Dividend	(326)		(300)
14	Other Income & Deductions	25		189
15	Income Taxes	(259)		(279)
16	Net Earnings Utility Operations	488	1.23	605	1.56
	INVESTMENTS:
17	AEPES	(13)		9	18
	Other	(2)		4
19	Total Investments	(15)	(0.04)	13	0.03
20	Parent Company	(34)	(0.08)	(40)	(0.10)
21	ON-GOING EARNINGS	439	1.11	578	1.49

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power
Financial Results for YTD June 2005 Actual
Reconciliation of On-going and Reported Earnings

	2005 Actual

	Utility	Invest.	Parent	Total	EPS

	($ millions)
On-going Earnings	605	13	(40)	578	1.49
Dispositions:
Gain on Sale of UK Generation True-up Adjustments	—	(5)	—	(5)	(0.01)
CSW Intl - SEEBOARD Capital Gain Tax Adjustment	—	6	—	6	0.01
CSW Intl - tax reserve adjustment	—	3	—	3	—
Centrica Sharing from 2003	27	—	—	27	0.07
AEPTCC Stranded Cost	(17)	—	—	(17)	(0.04)
Severance	(15)	(1)	—	(16)	(0.04)
Total Special Items	(5)	3	—	(2)	(0.01)
Reported Earnings	600	16	(40)	576	1.48

Financial Results for YTD June 2004 Actual
Reconciliation of On-going and Reported Earnings

	2004 Actual

	Utility	Invest.	Parent	Total	EPS

	($ millions)
On-going Earnings	488	(15)	(34)	439	1.11
Dispositions:
Gain from sale of Nanyang General Light Electric Co.	—	6	—	6	0.01
Discontinued Operations:
UK Discontinued Operations	—	(64)	—	(64)	(0.16)
LIG Discontinued Operations	—	1	—	1	—
Total Special Items	—	(57)	—	(57)	(0.15)
Reported Earnings	488	(72)	(34)	382	0.96

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

		6 Months Ended June 30,

		2004	2005	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential		23,167	23,180	0.1%
Commercial		18,169	18,305	0.7%
Industrial		25,175	26,253	4.3%
Miscellaneous		1,549	1,284	-17.1%
Total Domestic Retail (Exclds AEP C&I, ME SWEPCo, & Tx POLR) (a)		68,060	69,022	1.4%
AEP C&I, Mutual Energy SWEPCo, & Tx POLR		522	389	-25.5%
Total Domestic Retail		68,582	69,411	1.2%
Wholesale - Domestic Electric (in millions of kWh): (b)		27,495	24,773	-9.9%
Texas Wires Delivery (in millions of kWh):		11,740	12,254	4.4%
EAST REGION WEATHER SUMMARY (in degree days):
Actual	- Heating (c)	2,032	1,939	-4.6%
	- Cooling (d)	316	287	-9.2%
Normal	- Heating (c)		1,988	-2.5%*
	- Cooling (d)		281	2.1%*
PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual	- Heating (c)	913	795	-12.9%
	- Cooling (d)	689	701	1.7%
Normal	- Heating (c)		1,006	-21.0%*
	- Cooling (d)		662	5.9%*

*	2005 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. The AEP C&I load has been segregated to clarify the year-to-year comparison. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees

SOURCE  American Electric Power
          -0-                                                                                          07/29/2005
          /CONTACT: Media, Pat Hemlepp, Director, Corporate Media Relations, +1-614-716-1620, or Analysts, Julie Sloat, Vice President, Investor Relations, +1-614-716-2885, both of American Electric Power /
          /Company News On-Call:  http://www.prnewswire.com/comp/042050.html/
          /Web site:  http://www.aep.com
                    http://www.aep.com/go/webcasts /

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